                                                                   Exhibit 10.21



September 22, 1998



Mr. Bruce D. Atkinson
President
Control Devices, Inc.
228 Northeast Road
Standish, Maine  04084

Dear Bruce:

Fleet Bank of Maine is pleased to approve a $20,000,000.00 revolving line of credit to Control Devices, Inc. This letter, when properly signed and accepted, will constitute an agreement between Fleet Bank of Maine of Portland, Maine (hereinafter referred to as "Bank"), which agrees to lend, and Control Devices, Inc. of Standish, Maine (hereinafter referred to as "Borrower") which agrees to borrow, in accordance with the following terms and conditions, in addition to those as outlined in the loan documents:

BORROWER:  Control Devices, Inc.
---------

PURPOSE: To provide funds for acquisition financing, working capital for the
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   company's ongoing operations or the issuance of commercial or standby letters of credit.

MAXIMUM AMOUNT: Twenty million and 00/100 dollars ($20,000,000.00),
---------------
   representing a $5,000,000.00 increase.

INTEREST RATE:   During the term of the proposed financing, the Borrower will
--------------
   have three interest rate options. Under the three rate options, interest is payable monthly based on actual days outstanding over a 360 day year.

   1) 30, 60, 90, or 180 day London Interbank Offering Rate (LIBOR) plus
   1.50%.

   2) Fleet Bank of Maine's cost of funds plus 1.50% for borrowings of 30 days or less.

   3) Fleet Bank of Maine's prime lending rate (currently 8.50%), adjusted daily.

COMPENSATING BALANCE REQUIREMENT: As consideration for this commitment,
---------------------------------
   Borrower agrees to maintain average collected demand deposit compensating balances of $500,000.00 with Fleet Bank of Maine at all times.

Mr. Bruce D. Atkinson
September 22, 1998


TERM: On demand, with interest payable monthly. Payments not made within 10
-----
   days of the due date will be assessed a late fee equal to 5% of the payment amount.

PREPAYMENT: There shall be no prepayment charge on such advances for which the
-----------
   prime lending rate of interest is elected. If a fixed rate of interest is elected (even if the fixed rate date is elected in advance and while Borrower is paying interest at the variable rate), then a prepayment charge for such advances so elected shall be payable by Borrower to Bank utilizing a yield maintenance formula satisfactory to Bank.

COLLATERAL:  Unsecured.
------------

DEPOSIT ACCOUNTS: As consideration for this loan, Borrower is to continue
-----------------
   maintaining its primary depository relationship with Fleet Bank of Maine during the term of this financing. If for any reason this relationship changes, Fleet Bank of Maine specifically reserves the right to review and modify the rate and term of the loan without waiving the demand feature thereof.

FINANCIAL STATEMENTS: During the term of this financing, Borrower will provide
---------------------
   to Bank its audited fiscal year end financial statements (10-K), prepared by a certified public accountant acceptable to Bank, within 120 days of its fiscal year end. In addition, Borrower will also provide management prepared quarterly interim financial statements (10-Q) and covenant compliance certificates within 45 days from the end of each quarter and annual projections.

FINANCIAL COVENANTS: During the term of the proposed financing, the Borrower
--------------------
   and its subsidiaries will be required to maintain the following financial covenants, measured quarterly:

     * Minimum tangible net worth of $22,000,000 through 12/31/99 and $25,000,000 thereafter.

     * Maximum total debt to tangible net worth ratio of 1.00 to 1.

     * Minimum quarterly cash flow coverage ratio of 1.5X, measured as follows:

        Earnings before interest, taxes, depreciation and amortization
        --------------------------------------------------------------
        Current portion of long term debt + interest

AUTHORITY TO ACT: Borrower shall provide all evidence of its organization,
-----------------
   existence, legal good standing, and authority to enter into said transactions as may be required by Bank or its counsel.

Mr. Bruce D. Atkinson
September 22, 1998


LEGAL & COSTS: Borrower shall be responsible for bearing the cost of all legal
--------------
   work to document these transactions. All instruments executed and delivered in connection with the closing of the loan shall be in form and substance satisfactory to Bank's counsel. All other matters relating to the law shall be made to meet the satisfaction of such counsel. All costs incurred by Bank to document these transactions will be borne by Borrower, regardless of whether the loan is actually closed or the financing consummated.

WRITTEN MODIFICATION: Borrower may not maintain any action against the Bank on
---------------------
   any agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for repayment of a debt for more than $250,000 unless the promise, contract or agreement is in writing and signed by a duly authorized representative of Bank.

NONASSIGNABILITY OF COMMITMENT: This commitment is expressly offered only to
-------------------------------
   Borrower and only for the purposes described herein. This commitment may not be assigned without the written permission of Fleet Bank of Maine.

YEAR 2000: This commitment is subject to, among other conditions contained
---------
   herein, the Borrower's demonstration to the satisfaction of Bank that (a) the Borrower has taken and is taking all necessary and appropriate steps to ascertain the extent of and successfully address business and financial risks facing the Borrower as a result of the Year 2000 Risk (that is the risk that computer applications used by Borrower and/or by its suppliers, vendors and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (b) the Borrower's material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 Risk in all material respects.

EXPIRATION DATE: The revolving line of credit is available for your use through
----------------
   September 30, 2000, and is subject to review prior to renewal. However, Bank shall be under no obligation hereunder unless acceptance of the terms hereof is delivered to it by September 30, 1998.

The parties hereto agree that this commitment shall survive any loan closings under this commitment and that each of the obligations and undertakings of Borrower hereunder shall be continuing and shall not cease until the entire loan, together with interest is paid in full.

This commitment may be terminated by Bank at any time upon discovery, by Bank, of a material adverse change in or any misrepresentations or erroneous statements about Borrower's position with respect to solvency, credit worthiness, government regulation, or any other substantial factor. Such termination shall become effective upon the mailing of notice of termination by Bank by certified first-class mail to Borrower at the address shown on this commitment.

Mr. Bruce D. Atkinson
September 22, 1998



If you are in agreement with these terms, please acknowledge your acceptance of this commitment by signing and returning the original of this letter. You may retain a signed copy for your records.

Sincerely,


Peter C. Sylvestre
Vice President



                                ACCEPTED AND ACKNOWLEDGED:

                                Control Devices, Inc.

Date:______________             By:___________________________________
                                   Bruce D. Atkinson, President

                                FIRST AMENDMENT
                                      TO
                                LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of September 30, 1998, between CONTROL DEVICES, INC., an Indiana corporation with its principal place of business in Standish, Maine ("Borrower") and FLEET BANK OF MAINE, a Maine financial institution ("Bank").,

WITNESSETH:
     WHEREAS, Borrower and Bank are parties to a Loan agreement dated as of October 8, 1996, (the "Loan Agreement"): and
     WHEREAS, Borrower and Bank desire to amend the Loan Agreement;
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:
     1. Section 1(a) of the Loan Agreement is hereby deleted and replaced with following:

Subject to the terms and provision of this Agreement, Bank hereby establishes a line of credit in Borrower's favor in the principal amount of up to Twenty Million Dollars ($20,000,000) (the "Line of Credit"). The Line of Credit will be available, subject to the terms hereof, until September 30, 2000, when the Line of Credit, if not previously extended in writing by Bank, shall be terminated and all amounts outstanding thereunder shall be paid in full.

     2. The reference in Section 6 (g) of the Loan Agreement to "$350,000" shall be deleted and replaced with a reference to "$500,000".

     3. The following shall be added as a new subsection (i) to Section 6 of the Loan Agreement:

     (i) Borrower shall, upon written request therefor by Bank to Borrower, which request may be withdrawn and remade from time to time at the sole discretion of Bank furnish Bank, on a quarterly basis, as soon as available, and in any event within (10) days after the end of each quarter, an updated status report, all in reasonable detail, by a representative of Borrower which is acceptable to Bank, reporting on the current status of the Borrower's computer system as it relates to the Year 2000 computer problem, which report shall also include estimated time, costs and budget allocations for completing any purchases, renovations or reprogramming which may be necessary for Borrower to become Year 2000 Compliant without any material interruption in the Borrower's business, financial condition or prospects.

     4. Section 7 (a) of the Loan Agreement shall be deleted and replaced with the following:
         Minimum Tangible Net Worth: permit its tangible net worth, measured as of the end of each of Borrower's fiscal quarters, to be less than $22,000,000, through December 31, 1999 or less than $25,000,000 thereafter, as shown on Borrower's financial statements;

     5. Section 13 of the Loan Agreement is hereby amended by adding the following to the end thereof:
         (k) Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

         (l) Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     6. Except as set forth on the attached Schedule A, all of the information set forth on the Schedules to the Loan Agreement is true and accurate as of the date hereof, and such Schedules are hereby incorporated herein by reference as if they were attached hereto.

     7. In all other respects the Loan Agreement remains unmodified and in full force and effect, and is hereby ratified and affirmed. Borrower represents and warrants to Bank that no default now exists under the Loan Agreement. From and after the date of this First Amendment, any reference in the Loan Agreement to "this Agreement" and any reference to the Loan Agreement between Borrower and Bank, shall mean such Agreement as amended hereby

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be duly executed as an instrument under seal by their respective officers thereunto duly authorized, as of the date first above written, regardless of the actual date of execution and delivery.



     WITNESS                                   CONTROL DEVICES, INC.


     /S/ Michael A. Foisy                      BY  /S/ Jeffrey G. Wood
     --------------------                          -------------------------

                                               Print Name    Jeffrey G. Wood
                                                         ---------------------
                                               Its: Vice President - CFO
                                                    ---------------------------



                                               FLEET BANK OF MAINE


     /S/ Coustance Bilodeau                    BY: /S/ Peter Sylvestre
     -----------------------                       -------------------
                                               Peter Sylvestre
                                               Its Vice President

                              LINE OF CREDIT NOTE

$20,000,000.00                              As of September 30, 1998

     FOR VALUE RECEIVED, the undersigned CONTROL DEVICES, INC., an Indiana corporation ("Maker"), promises to pay to the order of FLEET BANK OF MAINE, a Maine financial institution (together with its successors and assigns as holder of this Note, the "Bank"), the sum of Twenty Million Dollars ($20,000,000.00), or so much thereof as may be advanced, which Maker may borrow in full or in part, repay in full or in part, and reborrow in accordance with the terms of a Loan Agreement between maker and Bank, dated as of October 8, 1996, as amended by First Amendment dated as of September 30, 1998 (the "Loan Agreement") together with interest upon the principal sum thereof from tie to time advanced, computed from the date of each advance at an interest rate selected by maker in accordance with the terms of the Loan Agreement. Interest is payable as set forth in the Loan Agreement, and the entire outstanding amount hereof is due on September 30, 2000, or sooner if the term hereof is accelerated by Bank in accordance with the Loan Agreement. Payments may be applied as follows, at the option of the holder hereof: (1) first to all fees and charges payable hereunder or in connection herewith, other than principal or interest; (2) second to the interest on the unpaid balance of the debt evidenced hereby, with interest on all overdue interest at the same rate and (3) the remainder to the unpaid principal of the debt, until the same is paid in full.

     If any monthly installment of interest is not received with ten (10) days of the date due, the maker shall be liable for a late fee of five percent (5%) of the amount of such delinquent installment. If this Note is not paid in full on September 30, 2000, or on such other date as may be specified in any demand for payment made by the Bank in accordance with the terms of the Loan Agreement, interest on the unpaid balance shall accrue at a fluctuating rate equal to five percent (5%) per annum above the rate(s) that would otherwise apply, until paid in full. All computation of interest due hereunder shall be based on the actual number of days elapsed over a 360-day year.

     This Note is subject to the condition that at no time shall Maker be obligated to required to pay interest at a rate which could subject the holder hereof to either civil or criminal liability, forfeiture or less of principal, interest, or other sums as a result of being in excess of the maximum interest rate which Maker is permitted by law to contract or agree to pay or which the holder hereof is permitted to receive. If by the terms of this Note Maker is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate for so long as such maximum rate shall be in effect and shall thereafter by payable at the rate herein provided.

     Maker and any other party liable herefor may prepay this Note in full or in part from time to time without premium or penalty, provided that prior written notice of the intention to make prepayment must be given to the holder hereof and provided further that the Yield Maintenance Formula referred to in the Loan Agreement may be applicable to certain prepayments. Such optional prepayment privilege is in addition to, and not in substitution of, any repayment of principal required or otherwise contemplated under the Loan Agreement.

     Maker and all other parties liable herefor, whether principal, guarantor, endorser or otherwise, hereby severally waive demand, presentment, protest and notice of every kind, and waive all recourse to suretyship and guarantorship defenses generally, including, but not limited to, any extensions of time for payment or performance which may granted to Maker or to any other liable party, any modification or amendments to this Note, the Loan Agreement or any documents securing payment and performance hereof or thereof, any act or omission to act by or on behalf of the holder hereof, any invalidity or unenforceability or any security, guaranty or endorsement given herefor, any release of security, whether any such release is intentional, unintentional or by operation of law, and all other indulgences of any type which may be granted by the holder hereof to Maker or to any other party liable herefor. Maker and such other parties further severally waive any right to indemnity, contribution, exoneration or reimbursement of any kind by any other party directly or indirectly liable herefor, whether maker, endorser, guarantor or otherwise, on account of any payment made hereunder, and further severally waive any right of subrogation to the rights, remedies or security of the holder hereof on account of any payment made hereunder, and do also agree that they are jointly and severally liable to the holder hereof for all costs and expenses arising out of or related to the negotiation, enforcement and/or administration of this Note and/or the Loan Agreement, including any of the foregoing related to the collection of the indebtedness incurred in connection therewith including reasonable attorney's fees.

     All installments and sums due hereunder shall be paid to Fleet Bank of Maine, as payee hereof at Two Portland Square, PO Box 1280, Portland, Maine 04104, or to such other parties or addresses as the holder hereof may from time to time designate in writing to maker or to other parties liable herefor. This Note evidences a loan for business and commercial purposes, and not for personal, family, or household purposes.

     No invalidity or unenforceability or any portion of this Note shall affect the validity or enforceability of the remaining portions hereof. This Note shall be construed in accordance with the laws of the State of Maine as an instrument given under seal.


ATTEST:                                 CONTROL DEVICES, INC.


                                  BY:  /S/ Jeffrey G. Wood
--------------------------             ----------------------------

                                  Print Name  Jeffrey G. Wood
                                              ---------------------

                                  Its:   Vice President CFO
                                         --------------------------